Exhibit 99.1

Marathon Patent Group, Inc. Announces First Quarter 2015 Financial Results

ALEXANDRIA, VA--(Marketwired - May 14, 2015) - Marathon Patent Group, Inc. (NASDAQ: MARA) ("Marathon"), a patent licensing company, announced today financial results for the first quarter ended March 31, 2015. Highlights included:

●	Revenues of $4.1 million, up 204% from the prior quarter
●	Year over year revenues up 47% compared to the three months ended March 31, 2014
●	Generated revenue from a total of thirteen (13) license agreements, across 25 different licensees
●	Cash of $9.5 million compared to $5.1 million at December 31, 2014
●	Net working capital improved by $11.5 million
●	Currently have 19 portfolios covering 14 distinct technology areas, 15 in active licensing campaigns
●	Added seasoned IP veterans Richard Chernicoff and Dirk Tyler to the board as independent directors

Commenting on the Company's first quarter financial results, Doug Croxall, Founder & CEO of Marathon Patent Group, stated, "I am pleased with our first quarter financial results, particularly our increased quarterly revenue which represented our second best quarter to date. At the top line, revenues of $4.1 million represented an increase of 204% from last quarter, and 47% when compared to the same period in the prior year.”

"Since the beginning of the 2015, we have already had four Markman hearings covering 31 defendants. Throughout the remainder of 2015, our subsidiaries have an additional six Markman hearings covering 14 defendants, along with three US trials covering four defendants and six German trials covering 12 defendants.  We believe the current Markman and trial schedule for 2015 and 2016 have the potential to trigger significant revenue events.”

2015 First Quarter Results

Revenue for the first quarter totaled $4.1 million, an increase of approximately $1.3 million or 47% compared to $2.8 million in revenue during the first quarter of 2014.  Revenue for the three months ended March 31, 2015 was derived from both the issuance of one-time patent licenses and recurring royalty. The growth in revenue from 2014 to 2015 resulted from growth in the patent monetization business.

Revenue from the issuance of licenses to certain of the Company’s patent portfolios accounted for approximately 95% for the first quarter 2015. Revenues from the five largest settlement and license agreements accounted for 87% of the Company’s revenues, whereas revenues from three total settlement and license agreements accounted for 100% of the Company’s revenue for the first quarter of 2014.

Direct cost of revenues for the first quarter of 2015 totaled $4.3 million and for first quarter 2014, the direct cost of revenues amounted to $1.1 million. For the first quarter of 2015, this represented an increase of $3.2 million or 290%. Direct costs of revenue for the quarter include contingent and non-contingent payments to patent enforcement counsel, costs associated with technical and damage experts, and other miscellaneous costs associated with enforcing our patent rights and entering into settlement and licensing agreements.

For the first quarter of 2015, the Company had higher costs associated with experts and a non-contingent engagement with litigation counsel for numerous enforcement actions with scheduled trial dates over the next three to six months.

Total operating expenses for the first quarter, including amortization of patents, compensation and related taxes, consulting and professional fees and other general and administrative fees were $6.1 million. Operating expenses for the first quarter 2015 includes non-cash operating expenses totaling $4.1 million.

For the first quarter, we reported a GAAP net loss of $4.8 million, or ($0.34) per basic share, compared to a GAAP net loss of $0.3 million or a loss of ($0.03) per basic share in the year-ago period.

On a non-GAAP basis, we had a net loss for the first quarter of 2015 in the amount of $2.6 million, or ($0.19) per basic share, compared to non-GAAP net income of $0.9 million, or $0.08 per basic share in the first quarter of 2014.

A reconciliation of GAAP to non-GAAP financials can be found in the financial tables at the end of this press release.

As of March 31, 2015, cash totaled $9.5 million as compared to $5.1 million as of December 31, 2014.

$50 Million Long Term Financing Facility

During the quarter, the Company entered into a $50 million long term financing facility with funds managed by affiliates of Fortress Investment Group (NYSE: FIG) to make acquisitions, replace short-term acquisition debt and provide long-term support of the Company’s enforcement actions of its existing portfolios. Details regarding the terms and borrowing under the facility can be found in the Company’s 10-K and 10-Q filings.

Investor Conference Call

Marathon will host a corresponding conference call to discuss the results with Chief Executive Officer Doug Croxall and Chief Financial Officer Frank Knuettel II on Thursday May 14, 2015 at 4:30 PM ET/1:30 PM PT. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-0784 ten minutes prior to the scheduled start time. International calls should dial (201) 689-8560.

In addition, the call will be broadcast live over the Internet and can be accessed through the Investor Relations section of the Company's website at www.marathonpg.com. The broadcast will be archived online upon completion of the conference call. A telephonic replay of the conference call will also be available until 11:59 p.m. ET on Monday, May 28, 2015 by dialing (877) 870-5176 in the U.S. and Canada and (858) 384-5517 internationally and entering the pin number: 13609019.

About Marathon Patent Group

Marathon is a patent acquisition and monetization company. The Company acquires patents from a wide-range of patent holders from individual inventors to Fortune 500 companies. Marathon's strategy of acquiring patents that cover a wide-range of subject matter allows the Company to achieve diversity within its patent asset portfolio. Marathon generates revenue with its diversified portfolio through actively managed concurrent patent rights enforcement campaigns. This approach is expected to result in a long-term, diversified revenue stream. To learn more about Marathon Patent Group, visit www.marathonpg.com.

Safe Harbor Statement

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

●	CONTACT INFORMATION

Marathon Patent Group
Jason Assad
678-570-6791
Jason@marathonpg.com

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash	$9,477,969	$5,082,569
Accounts receivable - net	763,070	216,997
Bonds posted with courts	1,732,895	1,946,196
Prepaid expenses and other current assets	149,643	438,391
Total current assets	12,123,577	7,684,153

Other assets:
Property and equipment, net	80,659	53,828
Intangible assets, net	40,157,085	43,363,832
Deferred tax assets	7,117,753	4,789,293
Goodwill	4,453,997	4,894,208
Total other assets	51,809,495	53,101,161

Total Assets	$63,933,072	$60,785,314

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$5,195,719	$3,293,746
Clouding IP earn out - current portion	2,092,000	2,092,000
Notes payable, net of discounts of $784,154 and $82,010 for 3/31/15 and 12/31/14	8,059,305	16,560,000
Total current liabilities	15,347,024	21,945,746

Long-term liabilities
Notes Payable, net of discount of $1,818,185 and $64,925, for 3/31/15 and 12/31/14	17,486,300	5,403,065
Other non current liability	52,867	-
Deferred tax liability	1,392,557	1,823,884
Revenue Share Liability	1,000,000	-
Clouding IP earn out	7,360,000	7,360,000
Total long-term liabilities	27,291,724	14,586,949

Total liabilities	42,638,748	36,532,695

Stockholders' Equity:
Preferred stock Series B, $.0001 par value, 50,000,000 shares authorized: 982,000 and 932,000 issued and outstanding at March 31, 2015 and December 31, 2014	98	93
Common stock, $.0001 par value, 200,000,000 shares authorized: 13,990,869 and 13,791,460 issued and outstanding at March 31, 2015 and December 31,2014	1,399	1,379
Additional paid-in capital	39,750,659	36,977,169
Accumulated other comprehensive loss	(1,338,596)	(388,357)
Accumulated deficit	(17,119,236)	(12,337,665)

Total stockholders' equity	21,294,324	24,252,619

Total liabilities and stockholders' equity	$63,933,072	$60,785,314

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended March 31, 2015	For the three months ended March 31, 2014
	(Unaudited)	(Unaudited)

Revenue	$4,093,869	$2,780,000

Expenses
Cost of revenues	4,328,165	1,110,579
Amortization of patents and website	2,598,461	453,647
Compensation and related taxes	1,581,074	729,987
Consulting fees	896,543	428,107
Professional fees	769,615	256,855
General and administrative	219,481	82,658
Total operating expenses	10,393,339	3,061,833

Operating loss	(6,299,470)	(281,833)

Other income (expenses)
Foreign exchange gain/(loss)	(39,402)	-
Interest income	2	227
Interest expense	(931,541)	-
Total other income (expense)	(970,941)	227

Loss before provision for income taxes	(7,270,411)	(281,606)

Income tax benefit	2,488,839	-

Net loss attributable to common shareholders	(4,781,571)	(281,606)

Loss per common share, basic and diluted:	$(0.34)	$(0.03)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - Basic and Diluted	13,868,811	10,979,186

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the three months ended March 31, 2015	For the three months ended March 31, 2014
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(4,781,571)	$(281,606)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	1,869	1,417
Amortization of intangible assets and website	2,598,461	453,647
Non-cash equity compensation	685,753	680,627
Stock issued for services	750,334	-
Deferred tax liability	(161,984)	-
Deferred tax asset	(2,335,116)	-
Non-cash interest, discounts and financing costs	613,719	-
Other non-cash adjustments	83,148	-
Changes in operating assets and liabilities
Accounts receivable	(546,101)	(10,000)
Prepaid expenses	26,248	(8,015)
Accounts payable and accrued expenses	1,920,185	964,297

Net cash provided by (used in) operating activities	(1,145,055)	1,800,367

Cash flows from investing activities:
Purchase of property, equipment and other intangible assets	(37,147)	-
Net cash provided by (used in) investing activities	(37,147)	-

Cash flows from financing activities:

Payment on note payable in connection with the acquisition of IP Liquidity	(1,068,750)	-
Payment on assumed note payable in connection with the acquisition of Orthophoenix	(3,750,000)	-
Payment on note payable in connection with the acquisition of Dynamic Advances	(905,000)	-
Payment on note payable in connection with the acquisition of Medtech and Orthophoenix	(3,000,000)	-
Payment on note payable in connection with the acquisition of Sarif	(276,250)	-
Repayment on convertible notes	(5,050,000)	-
Cash received upon issuance of notes payable, net of $400,000 loan fee	19,600,000	-
Cash received upon exercise of warrants	18,750	-
Net cash provided by financing activities	5,568,750	-

Effect of exchange rate changes in cash	8,852	-

Net increase in cash	4,395,400	1,800,366

Cash at beginning of year	5,082,569	3,610,262

Cash at end of period	$9,477,969	$5,410,628

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest expense	$317,821	$-
Taxes Paid	$8,260	$-
Loan fees	$400,000	$-
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Common stock issued in conjunction with notes payable	1,000,000	-
Warrants issued in conjunction with notes payable	318,679	-
Revenue share liability incurred in conjunction with notes payable	1,000,000	-

Non-GAAP Reconciliation

The Company incurred total net non-cash expenses in the amount of $2,190,246 and $852,668 for the three months ended March 31, 2015 and March 31, 2014, respectively. The details of those expenses and non-GAAP reconciliation of these non-cash items are set forth below:

	For the Three Months Ended March 31, 2015	For the Three Months Ended March 31, 2014
Net loss attributable to Common Shareholders	(4,781,571)	(281,606)
Non-GAAP
Amortization of intangible assets & depreciation	2,600,330	455,063
Equity-based compensation	1,459,083	680,627
Non-cash interest expense	613,719	-
Deferred tax benefit	(2,488,839)	-
Other	(3,063)	-
Non-GAAP profit (loss)	(2,600,341)	854,084

The following table sets forth the computation of basic and diluted loss per share on a Non-GAAP basis:

	For the Three Months Ended March 31, 2015	For the Three Months Ended March 31, 2014
Non-GAAP net income (loss)	$(2,600,341)	$854,084

Denominator
Denomintor for basic and diluted loss per share
(weighted-average shares)	13,868,811	10,979,186

Non-GAAP earnings (Loss) per common share, basic and diluted:
Non-GAAP income (Loss)	$(0.19)	$0.08

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes financial measures, including (1) non-GAAP net income and (2) non-GAAP Earnings Per Share ("EPS"), that are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense that may not be indicative of our recurring core business operating results. These non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Non-GAAP Net income and EPS. We define non-GAAP net income as net income calculated in accordance with GAAP, plus non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense. Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average outstanding shares, on a fully diluted basis, calculated in accordance with GAAP, for the respective reporting period.

Due to the inherent volatility in stock prices, the use of estimates and assumptions in connection with the valuation and expensing of share-based awards and the variety of award types that companies can issue under FASB ASC Topic 718, management believes that providing a non-GAAP financial measure that excludes non-cash stock compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Similarly, due to the variability associated with the timing and amount of patent acquisition payments and estimates inherent in the capitalization and amortization of patent acquisition costs, management believes that providing a non-GAAP financial measure that excludes non-cash patent amortization charges allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Lastly, for financial reporting purposes, tax expense is required to be calculated without the excess tax benefit related to the exercise and vesting of equity-based incentive awards, however, the deduction related to the exercise and vesting of equity-based incentive awards is available to offset taxable income on our consolidated tax returns. Accordingly, the non-cash tax expense calculated without the excess benefit for financial statement purposes is credited to additional paid-in capital, not taxes payable, and does not represent a cash tax obligation. Management believes that providing a non-GAAP financial measure that excludes excess benefit related non-cash tax expense allows investors to assess our net results and the economic impact of income taxes based largely on cash tax obligations, make more meaningful comparisons between our recurring core business net results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business net results.

There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. For example, non-GAAP net income excludes significant non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense that are recurring, and will continue to be recurring for the foreseeable future. In addition, non-cash stock compensation is a critical component of our employee compensation programs and non-cash patent amortization reflects the cost of certain patent portfolio acquisitions, amortized on a straight-line basis over the estimated economic useful life of the respective patent portfolio, and may reflect the acceleration of amortization related to recoupable up-front patent portfolio acquisition costs. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and EPS and evaluating non-GAAP net income and EPS in conjunction with net income and EPS calculated in accordance with GAAP.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.